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Exhibit 10.5

LICENSE AND SUPPLY AGREEMENT

by and between

ATHENEX THERAPEUTICS LIMITED

and

AVALON HEPAPOC LIMITED

GALACTOSE METER AND STRIP

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2

ARTICLE 2 GRANT OF RIGHTS		11
2.1	Grants by Avalon	11
2.2	Retained Rights; No Implied Licenses	12
2.3	Patents	12

ARTICLE 3 INFORMATION TRANSFER; DEVELOPMENT AND COMMERCIALIZATION; REGULATORY MATTERS		12
3.1	Information and Transfer of Avalon Intellectual Property	12
3.2	Ongoing Disclosure	13
3.3	Regulatory Matters	13

ARTICLE 4		16

ARTICLE 5 PAYMENTS AND STATEMENTS		25
5.1	Upfront Fee	25
5.2	Milestone Payments	25
5.3	Royalties	26
5.4	Royalty Reports and Payments	26
5.5	General Payment Provisions	27
5.6	Audits	29

ARTICLE 6		30

REPRESENTATIONS AND WARRANTIES; COVENANTS		30
6.1	General Representations	30
6.2	Additional Representations and Warranties of Avalon	32

ARTICLE 7 PATENT MATTERS		33
7.1	Ownership of Inventions	33
7.2	Maintenance and Prosecution	35
(a)	Avalon Patent Rights	35
(b)	Athenex Patent Rights	36
7.3	Third Party Intellectual Property	36
7.4	Patent Term Extensions	37

ARTICLE 8 CONFIDENTIALITY AND PUBLICITY		38
8.1	Non-Disclosure and Non-Use Obligations	38
8.2	Permitted Disclosure of Proprietary Information	38
8.3	Publications	40

ARTICLE 9 TERM AND TERMINATION		41
9.1	Term and Expiration	41
9.2	Early Termination of Agreement Term	41
9.3	Effect of Expiration or Termination: Survival	43

ARTICLE 10 INDEMNIFICATION AND INSURANCE		45
10.1	Indemnity	45
10.2	Athenex Indemnification	46

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10.3	Avalon Indemnification	46
10.4	Indemnification Procedure	47
10.5	Insurance	48
10.6	Limitation of Liability	50

ARTICLE 11 MISCELLANEOUS		50
11.1	Force Majeure	50
11.2	Assignment	51
11.3	Severability	51
11.4	Notices	51
11.5	Specific Performance	53
11.6	Further Assurances	53
11.7	Applicable Law, Venue and Dispute Resolution	53
11.8	Entire Agreement	54
11.9	Independent Contractors	54
11.10	Waiver	54
11.11	Headings; References	55
11.12	Interpretation	55
11.13	Counterparts	55
11.14	No Third Party Beneficiaries	55

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THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2018 (“Effective Date”), by and between ATHENEX THERAPEUTICS LIMITED, a company incorporated in Hong Kong having a registered address at Unit 608-613 IC Development Centre, No. 6 Science Park West Avenue, Hong Kong Science Park, Shatin, Hong Kong (“Athenex”) and AVALON HEPAPOC LIMITED, a company existing under the laws of Hong Kong and having a registered address at 10/F, Fung House, 19-20 Connaught Road Central, Hong Kong (“Avalon”).

WITNESSETH:

WHEREAS, Avalon owns or Controls the Avalon Intellectual Property;

WHEREAS, Athenex and its Affiliates have experience in the development, marketing, promotion and sale of pharmaceutical products;

WHEREAS, Avalon manufactures or causes to be manufactured a meter and consumable strips that can be used to detect galactose concentrations in human blood and Avalon has developed various intellectual property ancillary to the use of such meter and strips;

WHEREAS, Athenex desires to obtain the exclusive right to purchase the meter and strips and obtain a related license from Avalon to use and commercialize the meter and strips for administration of liver function tests to humans taking Athenex’s oncology drugs; and

WHEREAS, Avalon desires to exclusively sell to Athenex the meter and consumable strips and grant to Athenex such exclusive right and license for such purpose, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 “Act” means the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.

1.2 “Affiliate” means with respect to a Party: (a) any corporation or business entity of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (b) any corporation or business entity which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party; (c) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (b) controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such corporation or entity; or (d) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, more than fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof. Avalon and Athenex are not Affiliates for purposes of this Agreement.

1.3 “Agreement Term” has the meaning set forth in Section 9.1.

1.4 “Athenex Indemnified Parties” has the meaning set forth in Section 10.1.

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1.5 “Athenex Know-How” means all Know-How that is owned or Controlled by Athenex as of the Effective Date or that becomes owned or Controlled by Athenex during the Agreement Term.

1.6 “Athenex Patent Rights” means all Patent Rights that are owned or Controlled by Athenex as of the Effective Date or that become owned or Controlled by Athenex during the Agreement Term.

1.7 “Avalon Indemnified Parties” has the meaning set forth in Section 10.1.

1.8 “Avalon Intellectual Property” means the Avalon Patent Rights, Avalon Know-How and Intellectual Property with respect to Goods owned or Controlled by Avalon or any of its Affiliates as of the Effective Date or that becomes owned or Controlled by Avalon during the Agreement Term. “Avalon Intellectual Property” includes Improvements.

1.9 “Avalon Know-How” means all Know-How that is owned or Controlled by Avalon or any of its Affiliates as of the Effective Date or that becomes owned or Controlled by Avalon during the Agreement Term.

1.10 “Avalon Patent Rights” means all Patent Rights that are owned or Controlled by Avalon or any of its Affiliates or that become owned or Controlled by Avalon during the Agreement Term.

1.11 ”Basic Purchase Order Terms” means, collectively, any one or more of the following terms specified by Athenex in a Purchase Order: (a) a list of the Goods to be purchased by specific product identifier (e.g. model or SKU number) to be determined between the Parties prior to commercial sale; (b) the quantity of each of the Goods ordered; (c) the Requested Delivery Date; (d) the billing address; and (e) the Delivery Location.

1.12 “Breaching Party” has the meaning set forth in Section 9.2(c).

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1.13 “Business Day” means any calendar day, except that if an activity to be performed or an event to occur falls on a, Saturday, Sunday or a day which is recognized as a national holiday in the place of performance of an applicable activity or occurrence of an applicable event, then the activity may be performed or the event may occur on the next day that is not a Saturday, Sunday or nationally recognized holiday.

1.14 “Calendar Quarter” means for each Calendar Year, each of the three (3) month periods ending on March 31, June 30, September 30 and December 31; provided, however, that (i) the first Calendar Quarter of any period specified under this Agreement shall extend from the Effective Date until the end of the first complete Calendar Quarter thereafter (even if greater than 3 months); and (ii) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.

1.15 “Calendar Year” means, for the first Calendar Year, the period commencing on the Effective Date and ending on December 31, 2018, and for each year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.16 “Claims” has the meaning set forth in Section 10.2.

1.17 “Clinical Studies” means any clinical studies of Goods conducted on humans.

1.18 “Commercialize” or “Commercialization” means promotion, marketing, sale, supply, import, export and distribution of Licensed Services, including any educational or pre-launch activities.

1.19 “Commercially Reasonable Efforts” means exerting such efforts and employing such resources as would normally be exerted or employed by a Party for the sale of goods and services.

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1.20 “Control” means possession of the ability to grant the rights and licenses as provided for herein without violating the terms of any agreement or arrangement with any Third Party.

1.21 “Copyright” means the rights granted to an author or creator of an original work fixed in any tangible medium of expression, including without limitation, books, literary works, computer programs, and pictorial, graphic, dramatic and sculptured works, as well as derivative works and translations.

1.22 “Data” means any and all research data, pharmacology data, preclinical data, clinical data, adverse reaction data, chemistry, manufacturing and control (“CMC”) data and/or all other similar documentation generated in connection with any Goods

1.23 ”Defective” means not conforming to the Product Warranty under Section 4.9.

1.24 ”Defective Goods” means goods shipped by Avalon to Athenex pursuant to this Agreement that are Defective.

1.25 ”Delivery Location” means the address for delivery of the Goods specified in the applicable Purchase Order.

1.26 “Disputed Claim” has the meaning set forth in Section 10.4(b).

1.27 “Dollar” or “$” means the lawful currency of the United States.

1.28 “Effective Date” has the meaning set forth in the Preamble hereof.

1.29 “Field” means the field of detecting levels of galactose in humans prior to and during the period of taking drugs for the treatment of cancer.

1.30 “First Commercial Sale” means, with respect to any Licensed Service, the first sale to a Third Party for end use or consumption of such Licensed Service in a country in the Territory by Athenex, its Affiliates or sublicensees after receipt of Regulatory Approval by

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Avalon in such country or, where Regulatory Approval is not required, then the first sale for end use or consumption of a Licensed Service to a Third Party in that country in the Territory in connection with the nationwide introduction of such Licensed Service in that country in the Territory by Athenex, its Affiliates or sublicensees.

1.31 ”Forecast” means, with respect to any twelve month period, a good faith projection or estimate of Athenex’s requirements for Goods during each month during the period, which approximates, as nearly as possible, based on information available at the time to Athenex, the quantity of Goods that Athenex may order for each such month.

1.32 ”Goods” means the meter and strips identified on Schedule 1.32 and described in the Specifications.

1.33 “IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standard Board or the Generally Accepted Accounting Principles as adopted in the United States (“GAAP”) will be consistently applied in each country based on the current accounting standards predominately utilized in such country. If a country does not utilize either GAAP or the international accounting standards, the international accounting standards shall be applied in such country.

1.34 “Improvements” means all inventions and Know-How, patentable or otherwise, made, created, developed, conceived or reduced to practice by or on behalf of a Party and/or any of its Affiliates pursuant to activities relating to or contemplated by this Agreement during the Agreement Term, that have application or relate to a Goods or a Licensed Service for use in the Field.

1.35 “Insurance” has the meaning set forth in Section 10.5(a).

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1.36 “Intellectual Property” means Patent Rights, Know-How, Copyrights, and Trademarks collectively, including applications thereof, relating to the Goods(s) or Licensed Services, as well as any Improvements thereto.

1.37 “Know-How” means all proprietary information and technology, including trade secret information, developments, discoveries, methods, techniques, formulations, engineering, product design, Data, and other information, whether or not patentable, that relate to any Goods or any Licensed Service, or any Improvement.

1.38 “Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any governmental authority.

1.39 “Licensed Service(s)” means testing for galactose levels in the Field using Goods (including, without limitation, the sale, leasing or other disposal of Goods for such purpose) in connection with drugs currently in development or that have been commercialized by Athenex and up to an additional three (3) drugs as agreed to by the Parties.

1.40 ”Liquidity Event” means the sale or other disposition of all or substantially all of the assets of Avalon, or any consolidation or merger or change of control of Avalon with or into any other person.

1.41 “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties (including penalties imposed by any governmental authority), costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) awarded or otherwise paid or payable to Third Parties.

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1.42 “Net Sales” means the gross sales amount of Licensed Services invoiced to Third Parties by Athenex, its Affiliates and sublicensees, less the following deductions (to the extent included in such gross sales amount):

(a) quantity and/or cash discounts therefor;

(b) customs, duties, sales and similar taxes;

(c) amounts allowed or credited by reason of rejections, return of goods (including as a result of recalls, market withdrawals and other corrective actions), and retroactive price reductions or allowances specifically identifiable as relating to a Licensed Service including allowances and credits related to inventory management or similar agreements with wholesalers;

(d) amounts incurred resulting from government (or any agency thereof) mandated rebate programs in the Territory;

(e) Third Party rebates, patient discount programs, administrative fees and chargebacks or similar price concessions related to the sale of a Licensed Service;

(f) bad debt recognized for accounting purposes as not collectible;

(g) the expenses for insurance, freight, packing, shipping and transportation;

(h) commissions paid to agents or distributors to secure tender offers or other purchases by local authorities; and

(i) as agreed by the Parties, such agreement not to be unreasonably withheld, any other specifically identifiable amounts included in a Licensed Service’s gross sales amount that were or ultimately will be credited and that are similar to those listed above, all in accordance with IFRS.

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All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to a Licensed Service, and, to the extent applicable, other products or services of Athenex or its Affiliates or sublicensees such that the Licensed Services do not bear a disproportionate portion of such deductions. For the avoidance of doubt, Net Sales shall not include sales by Athenex to its Affiliates or sublicensees for resale; provided that, if Athenex sells Licensed Services to an Affiliate or sublicensee for resale, then the Net Sales calculation shall include the amounts invoiced by such Affiliate or sublicensee to Third Parties on the resale of such Licensed Services. For purposes of this Agreement, “sale” (including for purposes of the definition of First Commercial Sale) shall not include transfers or other distributions or dispositions of Licensed Services, at no charge, for regulatory purposes, clinical trials, samples, free products or in connection with patient assistance programs or other charitable or compassionate purposes or to physicians or hospitals for promotional purposes. Licensed Services shall be considered “sold” only when billed or invoiced.

1.43 ”Nonconforming Goods” means any Goods received by Athenex from Avalon pursuant to a Purchase Order that: (a) do not conform to the model number listed in the applicable Purchase Order; (b) do not fully conform to the Specifications; or (c) materially exceed the quantity of Goods ordered by Athenex pursuant to this Agreement or any Purchase Order.

1.44 “Party” means Avalon or Athenex, as the context may require.

1.45 “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof that relate to the

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Goods, any Licensed Service or any Improvement, including methods of development, manufacture, formulation, preparation, presentation, means of delivery or administration, dosage, packaging, sale or use relating to the Goods, Licensed Service or Improvement.

1.46 “Prime Rate” means the rate announced from time to time by HSBC Bank, N.A. as its “prime rate” in New York, New York, USA which is the base rate upon which other rates charged at such bank are based and is the best rate available to premium customers at such bank.

1.47 “Product Label(ing)” shall have the same meaning as defined in the Act and as interpreted by the Regulatory Authority in each country in the Territory.

1.48 “Proprietary Information” means any and all scientific, clinical, technological, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is provided by that Party to the other Party in connection with this Agreement, and shall include Avalon Know-How and Athenex Know-How, as applicable.

1.49 “Regulatory Approval” means approval by the relevant Regulatory Authority of health registration, common technical document, regulatory submission, notice of compliance and any other license or permit required to be approved for the supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing and sale of Goods in a country, region or other regulatory jurisdiction.

1.50 “Regulatory Authority” means any governmental authority in a country, region or other regulatory jurisdiction that regulates the supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing and sale of Goods.

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1.51 ”Requested Delivery Date” means the requested delivery date for Goods ordered hereunder that is set forth in a Purchase Order, which must be a Business Day no less than 45 days following delivery of the applicable Purchase Order to Avalon.

1.52 “SEC” means the United States Securities and Exchange Commission and any successor agency having substantially the same functions.

1.53 ”Specifications” means the specifications for the Goods attached hereto as Schedule 1.53 and as amended from time to time subject to Avalon’s decision.

1.54 “Territory” means worldwide.

1.55 “Third Party(ies)” means a person or entity who or which is neither a Party nor an Affiliate of a Party.

1.56 “Trademark” means all trademark(s) for which Avalon has sought or obtained a registration and all related service marks, domain names and other trademark related rights relating to the Goods.

ARTICLE 2

GRANT OF RIGHTS

2.1 Grants by Avalon. Subject to the terms and conditions of this Agreement, Avalon hereby grants to Athenex an exclusive right and license throughout the Territory (including the right to grant sublicenses to Third Parties located within the Territory with prior written notice to Avalon) to (a) resell, lease, use or otherwise provide or dispose of the Goods to Third Parties solely in connection with Licensed Services in the Field; (b) practice under the Avalon Intellectual Property in order to promote, distribute, use, sell, offer for sale, provide, perform, commercialize and otherwise exploit the Licensed Services in the Field; and (c) to use the Trademark in connection with the exercise of its rights under (a); provided, however, that, notwithstanding the exclusive rights granted herein Avalon shall retain the right to use the Avalon Intellectual Property in the Field solely as necessary to perform its obligations under this Agreement.

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2.2 Retained Rights; No Implied Licenses. All rights not specifically granted to Athenex under this Agreement are reserved and retained by Avalon. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to Athenex, to or in respect of any product, patent, trademark, Proprietary Information, trade secret or other data or any other intellectual property of the other Party, except as set forth under this Agreement. Avalon retains the right to manufacture and sell Goods outside the Field. For the avoidance of doubt, Avalon shall not manufacture, market, distribute, sell, import or license Goods or the Licensed Services within the Field.

2.3 Patents. Upon execution of this Agreement, Avalon shall procure the required Patent Rights related to the Goods in connection with Licensed Service in the Field.

ARTICLE 3

INFORMATION TRANSFER; DEVELOPMENT AND

COMMERCIALIZATION; REGULATORY MATTERS

3.1 Information and Transfer of Avalon Intellectual Property. As soon as practicable, but in no event later than thirty (30) days after the Effective Date, Avalon shall disclose and deliver to Athenex electronic copies in the English language (or, upon Athenex’s request, copy of the originals) of all Data included in the Avalon Intellectual Property licensed to Athenex hereunder or necessary for the provision of Licensed Services. In addition to the foregoing, Avalon shall provide Athenex with such assistance as Athenex may reasonably request (at Athenex’s cost and expenses) in connection with the foregoing disclosures, including making available at their place of employment (or such other location as the Parties may mutually agree upon) the assistance of such persons knowledgeable of the Goods and the Avalon Intellectual Property.

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3.2 Ongoing Disclosure. At least twice in each Calendar Year, Avalon shall disclose and deliver to Athenex electronic copies in the English language (or, upon Athenex’s request, copies of the originals) all discoveries and developments related to the Goods, new Data, and the Avalon Intellectual Property as necessary for continued provision of Licensed Services, including the use of the Goods.

3.3 Regulatory Matters. From and after the Effective Date:

(a) Avalon shall have sole authority and responsibility to obtain all Regulatory Approvals and for the timely preparation, filing and prosecution of all filings, submissions, authorizations or approvals with Regulatory Authorities, and shall own and control all such filings, submissions, authorizations and approvals in the Territory, in accordance with reasonable industry standards; provided, however, that upon request by Athenex, Avalon shall allow Athenex to reasonably participate in Avalon seeking such Regulatory Approvals.. Avalon shall provide copies of all such filings, submissions, authorizations and approvals upon reasonable request from Athenex, at Athenex’s sole cost and expense.

(b) Avalon shall be the primary contact with each Regulatory Authority in the Territory and shall be solely responsible for all communications with each Regulatory Authority that relate to any Regulatory Approvals in the Territory, provided, however, that upon the reasonable request of Avalon, Athenex shall provide appropriate personnel to participate in discussions with a Regulatory Authority regarding the regulatory review process and shall assist and consult with Avalon in applying for Regulatory Approval at Avalon’s cost and expense.

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(c) From and after receipt of each Regulatory Approval, Avalon shall have exclusive authority and responsibility to submit all reports or amendments necessary to maintain Regulatory Approvals and to seek revisions of the conditions of each such Regulatory Approval in the Territory and shall keep Athenex informed of any such actions. Avalon shall have sole authority and responsibility to seek and/or obtain any necessary approvals for any Product Label, package inserts, monographs and packaging used in connection with a Licensed Service, in addition to promotional materials used in connection with the use or sale of Goods in the Territory. Avalon shall determine whether the foregoing items require Regulatory Approval in the Territory.

(d) Clinical Studies. Avalon will, either directly or through its Affiliates or sublicensees, conduct and administer all the Clinical Studies with respect to the Goods. The Data and results of any Clinical Studies or other studies conducted by Avalon or its partners shall be made available to Athenex for referencing at no cost.

(e) Records. Under this Agreement, Avalon shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with good industry practice, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved, including all Know-How and including individual case report forms, in the form required by applicable Laws. Athenex shall have the right, upon at least sixty (60) days prior written notice to Avalon and no more than once in any Calendar Year, to inspect and audit such records. Athenex shall reimburse Avalon for any costs incurred by Avalon with respect to any such inspection and audit by Athenex.

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(f) Athenex shall obtain all required licenses and permits for sales and distribution or Licensed Services and Products, including for the import and export of Goods.

(g) Athenex will, upon request from Avalon, provide reasonable feedback required to help Avalon fulfill its regulatory obligations with respect to Goods.

3.4 Promotional Materials and Activities. Athenex shall create and develop the advertising and promotional materials for the Goods in the Territory with the written approval of Avalon if Athenex uses a Trademark in connection with the same (which shall not be unreasonably withheld) with respect to all such materials. As holder of the Regulatory Approvals in the Territory, Avalon shall be responsible for all submissions and interactions with the Regulatory Authorities regarding approval of all Goods-related promotional materials that require Regulatory Approval.

3.5 Ownership and Use of Copyrights and Trademarks. Avalon retains all rights to establish a global brand for the Goods and shall own all Copyrights and Trademarks for Goods in the Territory with respect to such global branding strategy. Athenex shall have the right to use the Avalon Trademarks and Copyrights with respect to the Goods and Licensed Services upon Avalon’s prior written consent, which shall not be unreasonably withheld or delayed.

3.6 Sales of Licensed Services. All sales of Licensed Services shall be made, recorded, invoiced and collected by Athenex or its Affiliates or sublicensees. All terms regarding Licensed Service sales, including terms with respect to credit, pricing, cash discounts, rebates, chargebacks, bad debt write-offs, and other fees and charges, and returns and allowances shall be set solely by Athenex in accordance with reasonable industry standards.

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ARTICLE 4

SUPPLY OF GOODS

4.1 Purchase and Sale of Goods. Subject to the terms and conditions of this Agreement, during the Term, Athenex shall purchase from Avalon, and Avalon shall manufacture or have manufactured and sell exclusively to Athenex, Athenex’s requirements of the Goods. Athenex and its Affiliates may only use, sell, offer, lease or otherwise dispose of the Goods for Licensed Services. Avalon may not sell the Goods to any Person other than Athenex for use within the Field or to perform Licensed Services within the Field.

4.2 Terms of Agreement Prevail Over Athenex’s Purchase Order. The Parties intend for the express terms and conditions contained in this Agreement (including any Schedules and Exhibits hereto) exclusively govern and control each of the Parties’ respective rights and obligations regarding the subject matter of this Agreement, and, therefore, additional, contrary or different terms contained in any purchase order, invoice or other request or communication pertaining to the sale of Goods, will not modify this Agreement or be binding on the Parties unless there is an amendment or waiver that complies with Sections 11.8 or 11.10.

4.3 Most Favored Customer. Notwithstanding anything in this Agreement to the contrary, if any term or condition set forth in this Agreement is less favorable to Athenex than an analogous term or condition offered by Avalon to any of its other customers of goods (an “Alternative Term”), such term or condition of this Agreement shall automatically be deemed amended to adopt the Alternative Term, mutatis mutandis, retroactive to the date Avalon first offered or became bound to the Alternative Term. Avalon shall promptly notify Athenex in writing in the event an Alternative Term would be more favorable to Athenex than the analogous term or condition of this Agreement.

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4.4 Ordering Procedure.

(a) Non-binding Forecasts of Athenex’s Requirements. Within 60 days following Regulatory Approval in a jurisdiction and Athenex’s confirmation that it intends to provide Licensed Services in such Territory, Athenex and Avalon shall agree on appropriate Forecasts for such jurisdiction. No later than 30 days prior to the first day of each subsequent calendar quarter, Athenex shall deliver to Avalon a Forecast for the period beginning with the first day of such calendar quarter. Forecasts are for informational purposes only and do not create any binding obligations on behalf of either Party.

(b) Purchase Orders. Athenex shall issue to Avalon Purchase Orders (containing applicable Basic Purchase Order Terms that are consistent with the terms of this Agreement), in written form via e-mail. By issuing a Purchase Order to Avalon, Athenex makes an offer to purchase Goods pursuant to the terms and conditions of this Agreement and the Basic Purchase Order Terms contained in such Purchase Order, and on no other terms. For the avoidance of doubt, any variations made to the terms and conditions of this Agreement by Athenex in any Purchase Order are void and have no effect.

(c) Acceptance and Rejection of Purchase Orders. Avalon accepts a Purchase Order by confirming the order in writing, by delivering the applicable Goods to Athenex or be failing to reject a Purchase Order within ten (10) days after receipt of the same (which is deemed acceptance), whichever occurs first. Avalon may reject a Purchase Order without liability or penalty if it does so within ten (10) days after receipt of the same.

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4.5 Shipment, Delivery, Acceptance and Inspection.

(a) Shipment. Unless otherwise expressly agreed to by the Parties in writing, Avalon shall select the method of shipment of and the carrier for the Goods. Avalon may, in its sole discretion, without liability or penalty, make partial shipments of Goods to Athenex as long as it completes each entire shipment by the due date. Each shipment will constitute a separate sale and Athenex shall pay for the Goods shipped, in accordance with the payment terms specified in Section 4.6, whether such shipment is in whole or partial fulfillment of a Purchase Order.

(b) Packaging and Labeling. Avalon shall properly pack, mark and ship Goods and provide Athenex with shipment documentation showing the Purchase Order number, Avalon’s identification number for the subject Goods, the quantity of pieces in shipment, the number of cartons or containers in shipment, Avalon’s name, the bill of lading number and the country of origin.

(c) Delivery. Unless otherwise expressly agreed to by the Parties in writing, Avalon shall deliver the Goods to the Delivery Location, using Avalon’s standard methods for packaging and shipping such Goods.

(d) Late Delivery. Any time quoted for delivery is an estimate only; provided, however, that Avalon shall use commercially reasonable efforts to deliver all Goods on or before the Requested Delivery Date. If Avalon has delayed shipment of all or any Goods for more than 30 days after the Requested Delivery Date and if such delay is not due to any action or inaction of Athenex or otherwise excused in accordance with the terms and conditions of this Agreement, Athenex may cancel the portion of the related Purchase Order covering the delayed Goods by giving Avalon written Notice within 45 days of the Requested Delivery Date.

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(e) Transfer of Title and Risk of Loss. Title to Goods and risk of loss of Goods shipped under any Purchase Order passes to Athenex upon receipt by Athenex / payment of the Price for such Goods by Athenex at the shipping location.

(f) Inspection. Athenex shall inspect Goods received under this Agreement within 30 days of receipt of such Goods (“Inspection Period”) and either accept or, only if any such Goods are Nonconforming Goods, reject such Goods. Athenex will be deemed to have accepted Goods unless it provides Avalon with written Notice of any Nonconforming Goods within 30 days following the Inspection Period, stating with specificity all defects and nonconformities, and furnishing such other written evidence or other documentation as may be reasonably required by Avalon (including the subject Goods, or a representative sample thereof, which Athenex contends are Nonconforming Goods). All defects and nonconformities that are not so specified will be deemed waived by Athenex, such Goods shall be deemed to have been accepted by Athenex, and no attempted revocation of acceptance will be effective. If Athenex timely notifies Avalon of any Nonconforming Goods, Avalon shall determine, in its reasonable discretion, whether the Goods are Nonconforming Goods. If Avalon determines that such Goods are Nonconforming Goods, Avalon shall, in its sole discretion, either: (i) replace such Nonconforming Goods with conforming Goods; or (ii) refund to Athenex such amount paid by Athenex to Avalon for such Nonconforming Goods returned by Athenex to Avalon and the respective shipping costs. Athenex shall ship, at Athenex’s expense and

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risk of loss, all Nonconforming Goods to Avalon’s designated facility located at No. 7, Li-Hsin 5th Rd. Hsinchu Science Park, Hsinchu City 30078, Taiwan or to such other location as Avalon may instruct Athenex in writing. If Avalon exercises its option to replace Nonconforming Goods, Avalon shall ship to the Delivery Location, at Avalon’s expense and risk of loss, the replacement Goods.

(g) Limited Right of Return and Rejection. Except as expressly provided in this Agreement, Athenex has no right to return or reject Goods shipped to Athenex pursuant to this Agreement.

4.6 Price and Payment.

(a) Price. Athenex shall purchase the Goods from Avalon at 110% of Avalon’s documented and verified cost that Avalon is invoiced by the third-party manufacturing such products for Avalon (“Prices”).

(b) Audit. Upon the written request of Athenex, Avalon shall permit an independent certified public accounting firm of recognized standing, selected by Athenex and acceptable by Avalon (provided that such accounting firm shall not be retained or compensated on a contingency basis and shall have entered into a confidentiality agreement with Athenex in form and substance reasonably satisfactory to Avalon), to have access not more than once in any Calendar Year, during normal business hours, to such of the records of Avalon as may be reasonably necessary to verify the accuracy of the Prices for any year ending not more than twenty four (24) months prior to the date of such request. The accounting firm shall disclose to Athenex whether the Prices are correct or incorrect, the specific details concerning any discrepancies. If such accounting firm concludes that the Prices were too high, and Avalon agrees with such

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conclusion, then Avalon shall pay the amount overpaid by Athenex to Athenex, together with interest at the Prime Rate on the amount of such additional payments, within thirty (30) days of the date Athenex delivers the Audit Report to Avalon. In the event that Avalon disagrees with the accounting firm’s conclusion, Avalon shall not have the obligation to make any additional payments to Athenex until there is a mutual agreement of the Parties regarding the amount owed by Avalon. For the avoidance of doubt, Avalon is not obligated to pay any interest for the period during which the Parties were in dispute of the accounting firm’s conclusion and amount owed thereunder. The fees charged by such accounting firm shall be paid by Athenex, provided, however, that if the report shows that Athenex overpaid Avalon by more than five percent (5%) of the payments due hereunder for the period being reviewed is discovered, then the reasonable fees and expenses of the accounting firm shall be paid by Avalon.

(c) Binding Calculation. Upon the expiration of twenty four (24) months following the end of any year for which Avalon has made payment with respect to such year, and in the absence of a contrary finding by an accounting firm pursuant to this section, such calculation shall be binding and conclusive upon Avalon or Athenex, and Avalon shall be released from any liability or accountability with respect to Prices for such period.

(d) Shipping Charges, Insurance and Taxes. Athenex shall pay for all shipping charges and insurance costs. In addition, all Prices are exclusive of, and Athenex is solely responsible for, and shall pay all Taxes, with respect to, or measured by, the manufacture, sale, shipment, use or Price of the Goods (including interest and penalties thereon); provided, however, that Athenex shall not be responsible for any Taxes imposed on, or with respect to, Avalon’s income, revenues, gross receipts, Personnel or real or personal property or other assets.

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4.7 Restrictions on Sales or Delivery other than for Licensed Services. Neither Athenex nor any Athenex personnel or Representatives shall sell or offer to sell any of the Goods or any other products incorporating any of the Goods other than for Licensed Services, unless such sales are made with the prior written consent of Avalon (which consent may be withheld or withdrawn for any or no reason).

4.8 Supply Arrangements. The Parties understand that the covenants related to the supply of Goods set forth in this Agreement are based on the parties current understanding of the likely commercialization of the Goods and Licensed Services. Therefore, closer to actual commercialization of Licensed Services, a Party may request another to discuss in good faith making amendments to the supply terms of this Agreement to reflect any changed circumstances though neither Party will be obligated to make any such amendments.

4.9 Limited Product Warranty. Subject to Section 4.10, Avalon warrants to Athenex (the “Product Warranty”) that:

(a) for a period of 12 months from the date of shipment of a Good (the “Warranty Period”), each Good will materially conform to the Specifications and will be free from significant defects in material and workmanship; and

(b) Athenex will receive good and valid title to all Goods, free and clear of all encumbrances and liens of any kind.

4.10 Product Warranty Limitations. The Product Warranty does not apply to any Good that:

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(a) has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling, abnormal physical stress, abnormal environmental conditions or use contrary to any instructions issued by Avalon;

(b) has been reconstructed, repaired or altered by Persons other than Avalon or its authorized Representative; or

(c) has been used with any third-party products, hardware or product that has not been previously approved in writing by Avalon.

4.11 Athenex’s Exclusive Remedy for Defective Goods. This Section 4.11 contains Athenex’s exclusive remedy for Defective Goods. During the Warranty Period, with respect to any allegedly Defective Goods:

(a) Athenex shall notify Avalon, in writing, of any alleged claim or defect within 14 days from the date Athenex discovers, or upon reasonable inspection should have discovered, such alleged claim or defect (but in any event before the expiration of the applicable Warranty Period);

(b) Athenex shall ship, at Avalon’s expense and risk of loss, such allegedly Defective Goods to Avalon’s designated facility located at No. 7, Li-Hsin 5th Rd. Hsinchu Science Park, Hsinchu City 30078, Taiwan or to such other location as Avalon may instruct Athenex in writing for inspection and testing by Avalon;

(c) Avalon will provide Athenex the results of Avalon’s inspection and testing. If the inspection and testing reveals that such Goods are Defective, and any such defect has not been caused or contributed to by any of the factors described under Section 4.10, Avalon shall at its expense, repair or replace such Defective Goods. If Avalon

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believes that the inspection and testing reveals that such Goods are not Defective or that any such defect has been caused or contributed to by any of the factors described under Section 4.9, and Athenex disagrees and provided notice to Avalon within 10 business days after receipt of Avalon’s determination, the Parties will attempt to resolve the disagreement, acting reasonably, for up to 30 days after Athenex delivers its objection notice. If the parties cannot agree within such period, they shall appoint a third-party skilled in the testing of products like the Goods and such third-party’s determination shall be final and binding on the parties; and

(d) Avalon shall ship to Athenex, at Avalon’s expense and risk of loss, the repaired or replaced Goods to the Delivery Location.

4.12 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; NON-RELIANCE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, (A) NEITHER AVALON NOR ANY PERSON ON AVALON’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) ATHENEX ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY AVALON, OR ANY OTHER PERSON ON AVALON’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

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ARTICLE 5

PAYMENTS AND STATEMENTS

5.1 Upfront Fee. Upon execution of this Agreement, Athenex shall pay to Avalon US $500,000 in immediately available funds.

5.2 Milestone Payments.

(a) Athenex will pay the following amounts to Avalon upon occurrence (if ever) of the following events:

(i) US $*** within thirty (30) days following the receipt by Avalon of all Regulatory Approvals necessary to sell the Goods in Taiwan for use in the Field;

(ii) US $*** within thirty (30) days following the receipt by Avalon of all Regulatory Approvals necessary to sell the Goods in United States for use in the Field;

(iii) US $*** within thirty (30) days following the receipt by Avalon of all Regulatory Approvals necessary to sell the Goods in the European Union for use in the Field;

(iv) US $*** within thirty (30) days following the receipt by Avalon of all Regulatory Approvals necessary to use the Goods in the People’s Republic of China (which for clarity excludes Hong Kong, Taiwan and Macau) for use in the Field;

(v) US $*** within thirty (30) days following the First Commercial Sale of Licensed Services in the United States by Athenex; and

(vi) US $*** within thirty (30) days following the First Commercial Sale of Licensed Services in the European Union by Athenex; and

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(vii) US $*** within thirty (30) days following the First Commercial Sale of Licensed Services in the People’s Republic of China (which for clarity excludes Hong Kong, Taiwan and Macau) by Athenex.

5.3 Royalties.

(a) During each Calendar Quarter during the Agreement Term that royalties are payable by Athenex, Athenex shall, pursuant to Section 5.4(a), pay to Avalon a royalty of *** percent (***%) on annual (Calendar Year) aggregate Net Sales of Licensed Services by Athenex and its Affiliates (annual Net Sales is the aggregated total of all sales in the Territory) (“Athenex Royalties”).

(b) During each Calendar Quarter during the Agreement Term that royalties are payable by Athenex, Athenex shall, pursuant to Section 5.4(a), pay to Avalon Thirty Percent (30%) of all upfront payments, milestone payments and royalties paid by the sublicensees to Athenex (‘‘Sublicensee Royalties”).

5.4 Royalty Reports and Payments.

(a) Royalty Payments. Within sixty (60) days following the end of each Calendar Quarter during the Royalty Term, Athenex shall submit to Avalon an accounting report for such applicable Calendar Quarter for each relevant country within the Territory, which sets forth the gross sales, Net Sales and the Athenex Royalties and Sublicensee Royalties payable by Athenex to Avalon for such Calendar Quarter, with a breakdown of all deductions taken in any such calculations, in accordance with the definition of “Net Sales”. Any conversion to Dollars shall be calculated in accordance with Section 5.5(c).

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(b) Reports. Athenex shall also furnish Avalon a written report for each Licensed Service in each relevant country within the Territory during the first four (4) Calendar Quarters commencing after the termination of the royalty obligations for such Licensed Service in that country stating the basis for Net Sales then being free of royalty obligations hereunder. Athenex shall thereafter have no further obligation to include in any written reports the Net Sales of such Licensed Service in such country for purposes of the royalty calculation for any Calendar Quarter. This obligation shall survive the termination or expiration of this Agreement in any such country.

(c) Records. Each Party shall keep and require its Affiliates and sublicensees to keep complete and accurate records in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 5 for a period of thirty-six (36) months from the end of the relevant Calendar Quarter.

5.5 General Payment Provisions.

(a) Payment Method. Except as contemplated by Section 5.5(c), all payments under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to an account designated by Avalon.

(b) Withholding Taxes. Athenex may deduct the amount of any taxes imposed on Avalon which are required to be withheld or collected by Athenex, its Affiliates or sublicensees under the laws, rules or regulations of any country on amounts owing from Athenex to Avalon hereunder. Any such taxes required to be withheld or collected shall be an expense of Avalon. To the extent Athenex, its Affiliates or sublicensees pay such withholding taxes to the appropriate governmental authority on

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behalf of Avalon; Athenex shall promptly deliver to Avalon proof of payment of such taxes. The Parties will cooperate with respect to all documentation required by any taxing authority or reasonably requested by either party to secure a reduction in the rate of, or the elimination of, applicable withholding taxes, and shall otherwise cooperate to reduce the rate of, or eliminate, applicable withholding taxes.

(c) Currency Exchange. For purposes of computing royalties on Net Sales in any country outside the United States, the Net Sales shall be converted to Dollars using the year-to-date average rate of exchange for Dollars used by Athenex for its internal financial accounting purposes; provided, however, that if for any reason conversion into Dollars cannot be made in a country in the Territory, then notwithstanding the provisions of Section 5.5(a), payment may be made in the currency of such country by deposit in the name of Avalon in a bank account designated by it in such country.

(d) Financial Accounting Standards. Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be calculated in accordance with IFRS. In addition, all calculations shall give pro rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) (i) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year that is shorter than four (4) consecutive full Calendar Quarters, or (ii) as a result of a determination, in accordance with the terms of this Agreement, that the first or last day of such Calendar Quarter (including as a result of termination of this Agreement) shall be deemed other than the actual first or last day of such Calendar Quarter, or that the first or last day of such Calendar Year shall be deemed other than the actual first or last day of such Calendar Year.

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5.6 Audits.

(a) Upon the written request of Avalon, Athenex shall permit an independent certified public accounting firm of recognized standing, selected by Avalon and acceptable by Athenex (provided that such accounting firm shall not be retained or compensated on a contingency basis and shall have entered into a confidentiality agreement with Avalon in form and substance reasonably satisfactory to Athenex), to have access not more than once in any Calendar Year, during normal business hours, to such of the records of Athenex as may be reasonably necessary to verify the accuracy of the reports under Section 5.4 hereof for any year ending not more than twenty four (24) months prior to the date of such request. The accounting firm shall disclose to Avalon whether the reports are correct or incorrect, the specific details concerning any discrepancies (including the accuracy of the calculation of Net Sales and the resulting effect of such calculations on the amounts payable by Athenex under this Agreement) and such other information that should properly be contained in a report required under this Agreement (the “Audit Report”).

(i) If such accounting firm concludes that additional amounts were owed during such year, and Athenex agrees with such conclusion, then Athenex shall pay the additional payments, together with interest at the Prime Rate on the amount of such additional payments, within thirty (30) days of the date Avalon delivers the Audit Report to Athenex. In the event that Athenex disagrees with the accounting firm’s conclusion, Athenex shall not have the obligation to make any additional payments to Avalon until there is a mutual agreement of the Parties regarding the amount owed by Athenex. For the avoidance of doubt, Athenex is

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not obligated to pay any interest for the period during which the Parties were in dispute of the accounting firm’s conclusion and amount owed thereunder. In the event such accounting firm concludes that amounts were overpaid by Athenex during such period, Avalon shall repay Athenex the amount of such overpayment, together with interest at the Prime Rate on the amount of such overpayment, within thirty (30) days of the date the auditing Party delivers to the audited Party such accounting firm’s Audit Report. The fees charged by such accounting firm shall be paid by Avalon, provided, however, that if the report shows that Athenex underpaid Avalon by more than five percent (5%) of the payments due hereunder for the period being reviewed is discovered, then the reasonable fees and expenses of the accounting firm shall be paid by Athenex.

(ii) Upon the expiration of twenty four (24) months following the end of any year for which Athenex has made payment with respect to such year, and in the absence of a contrary finding by an accounting firm pursuant to Section 5.6(a), such calculation shall be binding and conclusive upon Athenex or Avalon, and Athenex shall be released from any liability or accountability with respect to royalties or other payments for such year.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES; COVENANTS

6.1 General Representations. Each Party hereby represents and warrants to the other Party as follows:

(a) Such Party is a corporation or limited liability company duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent it from performing its obligations under this Agreement;

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(b) The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its chatter or bylaws; or (ii) conflict with or constitute a default under any other agreement to which such Party is a party;

(c) This Agreement has been duly executed and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

(d) Such Party is not under any obligation to any person or entity, contractual or otherwise, that is in conflict with the terms of this Agreement, nor shall such Party undertake any such obligation during the Agreement Term;

(e) Such Party has obtained all authorizations, licenses, permits, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such Party’s obligations under this Agreement;

(f) Neither Party, nor any of its Affiliates, are a party to, or are otherwise bound by, any oral or written agreement that will result in any person or entity obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of such Party’s or the other Party’s rights under this Agreement; and

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(g) Such Party shall perform its obligations hereunder in accordance with all applicable Laws.

6.2 Additional Representations and Warranties of Avalon. Avalon represents and warrants to Athenex that:

(a) As of the Effective Date in the Territory, (i) to Avalon’s best knowledge, there is no Third Party infringement of any of the Avalon Intellectual Property; (ii) the Avalon Intellectual Property is in full force and effect where filed; (iii) the Avalon Patent Rights where filed are not subject to any pending or threatened re-examination, re-issue, opposition, interference, challenge, litigation proceeding or other claim; and (iv) in those countries in the Territory where Avalon has not filed or prosecuted any patent applications with respect to the Avalon Intellectual Property, Avalon shall cause and ensure that Athenex is granted Data exclusivity under this Agreement in all such countries and shall perform all necessary requirements in connection therewith.

(b) Avalon has not committed any act, or omitted to commit any act, that may cause the Avalon Patent Rights where filed to expire prematurely or be declared invalid or unenforceable, or that stops Avalon from enforcing the Avalon Patent Rights where filed against any Third Party;

(c) As of the Effective Date in the Territory, (i) Avalon has the sole right to use, disclose and enable Athenex to use and disclose (in each case under appropriate conditions of confidentiality) the Avalon Know-How; and (ii) the Avalon Intellectual Properly is not subject to any encumbrance, lien, license or claim of ownership by any Third Party;

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(d) At no time during the Agreement Term shall Avalon assign, transfer, encumber, dispose of, or grant rights in, or with respect to, the Avalon Intellectual Property in a manner that is inconsistent with the rights granted to Athenex under this Agreement;

(e) At no time during the Agreement Term shall Avalon, without Athenex’s prior written consent, enter into any other agreements regarding the Avalon Intellectual Property, any Goods or any Licensed Service for the Field within the Territory;

(f) The Data and information provided to Athenex or its Affiliates prior to the Effective Date relating to the Goods has been accurate in all respects and Avalon has made no misrepresentation or omission in connection with such Data and information. Avalon has also provided Athenex or its Affiliates with access to complete summaries of all adverse events known to Avalon relating to any Goods; and

(g) The Goods do not infringe the intellectual property rights of any third-party.

ARTICLE 7

PATENT MATTERS

7.1 Ownership of Inventions.

(a) Except as otherwise provided in and subject to the terms of this Agreement, as between the Parties:

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(i) Avalon or its licensors shall have and retain all right, title and interest in or Control over, as applicable, all Avalon Intellectual Property (and Patent Rights arising thereunder) (i) existing, owned or Controlled by it on the Effective Date, subject to the licenses and other rights for the Field granted to Athenex under this Agreement and (ii) which is discovered, made, first conceived, reduced to practice or generated under this Agreement for the Field as a result of Development or otherwise during the Agreement Term solely by Avalon employees, agents, or other persons acting under or pursuant to its authority.

(ii) Athenex shall have and retain all right, title and interest in or Control over all Intellectual Property (and Patent Rights arising thereunder) which is discovered, made, first conceived, reduced to practice or generated under this Agreement both within and outside the Field or otherwise during the Agreement Term, solely by Athenex’s employees, agents, or other persons acting under or pursuant to its authority.

(iii) Avalon and Athenex shall jointly own all right, title and interest in or Control over all Intellectual Property (and Patent Rights arising thereunder) which is discovered, made, first conceived, reduced to practice or generated under this Agreement both within and outside the Field during the Agreement Term jointly by Avalon and Athenex employees, agents, or other persons acting under or pursuant to their authority (“Jointly Owned Intellectual Property”). With respect to Jointly Owned Intellectual Property, Avalon’s interest in the same shall be deemed Avalon Intellectual Property and licensed to Athenex under Section 2.1. For the avoidance of doubt, the right, title and interest of a Party in, or control of, the Jointly Owned Intellectual Property shall survive the termination and expiration of this Agreement.

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(b) Employees and Agents. Each of Avalon and Athenex shall require all of its and its Affiliates’ employees to assign all inventions and corresponding patent applications that are discovered, made, first conceived, reduced to practice or generated by such employees during the Agreement Term to Avalon and/or Athenex according to the ownership principles described in Section 7. l(a) and subject to the laws of the country of employment. Each Party shall use Commercially Reasonable Efforts to require any Third Parties working on the Phase I Clinical Study or any Development under the Agreement or who receive materials relating to a Licensed Service or Know-How from a Party, to assign or grant a sublicensable exclusive license on a fully paid-up, royalty-free basis to all inventions and corresponding Patent Rights that are developed, made or conceived by such Third Parties during the Agreement Term to Avalon and/or Athenex according to the ownership principles described in Section 7.1(a).

7.2 Maintenance and Prosecution.

(a) Avalon Patent Rights. Avalon shall have the first right to file, prosecute and maintain the Avalon Patent Rights in Avalon’s name, by retaining patent counsel selected by Avalon and shall be responsible for the payment of all costs and fees relating to patent prosecution and maintenance. Avalon agrees to keep Athenex informed of the course of patent prosecution, application or other proceedings and to furnish Athenex, per its request, with copies of office actions received by Avalon from any Regulatory Authority within the Territory concerning Avalon Patent Rights. Athenex may request that Avalon make additional patent application filings within the Territory for the Avalon Intellectual Property. If Avalon elects not to make such filings within a period of thirty (30) days from the date of such request, Athenex shall have the right to make the filing and prosecute the application in the name of and as agent for Avalon. In such event, Athenex shall be responsible for the payment of all costs and fees relating to patent filing, prosecution and maintenance.

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(b) Athenex Patent Rights. Athenex shall have the sole right to file, prosecute and maintain the Athenex Patent Rights in Athenex’s name, by retaining patent counsel selected by Athenex and shall be responsible for the payment of all costs and fees relating to patent prosecution and maintenance. Athenex agrees to keep Avalon informed of the course of patent prosecution, application or other proceedings and to furnish Avalon, per its request, with copies of office actions received by Athenex from any Regulatory Authority outside the Territory concerning Athenex Patent Rights. Athenex shall also have the first right to file, prosecute and maintain all Jointly Owned Intellectual Property in all countries in the Territory.

(c) The responsible Party under this Section 7.2 shall solicit the other Party’s review of the nature and text of any patent applications within the Territory and important prosecution matters related thereto in reasonably sufficient time prior to the filing thereof, and the responsible Party shall take into account the other Party’s reasonable comments related thereto. Each Party shall execute all documents and take all actions as are reasonably requested by the other Party with respect to any filings and registrations.

7.3 Third Party Intellectual Property.

(a) In the event that a Party becomes aware of any claim that the practice by either Party of Know-How or Patent Rights or manufacture, import, use or sale of any Good or Licensed Service hereunder infringes the intellectual property rights of any Third Party in the Territory, such Party shall promptly notify the other Party. The Parties shall thereafter discuss the situation, and to the extent reasonably necessary, attempt to agree on a course of action.

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(b) If within ten (10) Business Days the Parties fail to agree upon an appropriate course of action in the Territory, Avalon shall have the obligation to indemnify, defend and hold harmless Athenex in connection with any action in the Territory related to the intellectual property rights of any Third Party or to initiate and prosecute legal action in the Territory related to the intellectual property rights of any Third Party in the name of Avalon and/or Athenex. Avalon shall keep Athenex reasonably informed as to the progress of any such action. Athenex shall render, all assistance reasonably requested in connection with any action taken by Avalon. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Avalon; provided that Avalon shall not settle any such claim or proceeding in a manner that materially adversely affects Athenex’s rights under this Agreement or which results in any monetary payment by or financial loss to Athenex, without Athenex’s written consent. Athenex shall pay for all costs and expenses incurred by Avalon in such defense. In addition, Avalon shall pay all damages awarded or settlement payments made (including future royalty or similar payments) to such Third Party.

7.4 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or restorations or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by Athenex. Elections with respect to obtaining such extension or supplemental protection certificates shall be made in the same manner and with the same relative priorities between the Parties as is applicable to the prosecution and maintenance of Patent Rights pursuant to Section 7.2.

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ARTICLE 8

CONFIDENTIALITY AND PUBLICITY

8.1 Non-Disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the term of this Agreement and for a period of ten (10) years thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by records;

(b) is or becomes properly in the public domain or knowledge without breach by either Party;

(c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d) is developed by the receiving Party independently of Proprietary Information received from the disclosing Party, as documented by records.

8.2 Permitted Disclosure of Proprietary Information. Notwithstanding Section 8.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

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(a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct Clinical Studies or to market a Licensed Service, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations and in accordance with the terms of this Agreement or as otherwise requested by the Regulatory Authorities;

(b) by Athenex to its agents, consultants, sublicensees or Affiliates in connection with the Development or Commercialization, or to otherwise enable Athenex to fulfill its obligations and responsibilities under this Agreement, on the condition that such entities agree to be bound by confidentiality obligations consistent with this Agreement; or

(c) if required to be disclosed by law or court order; provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.

(d) Certain Disclosures. Except as set forth in this Agreement or as required by law, neither Party shall make any press release or other public announcement or other public disclosure to a Third Party concerning the existence of or terms of this Agreement, the subject matter of this Agreement or the activities contemplated hereunder, without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such release, announcement, or other disclosure, and shall not be unreasonably withheld or delayed. Each Party agrees to provide to the other Party a copy of any such press release or other public announcement or disclosure as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously (but in any event within forty eight (48) hours) review and recommend changes to any such press release or other public announcement or disclosure; provided, however, that such right of review and recommendation shall

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only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to any Licensed Service since the date of the previous disclosure; provided, further, that each Party shall provide to the other Party reasonable advance notice of any such subsequent disclosure. Without limiting the generality of any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in accordance with the rules and regulations of the SEC, other governmental authority, or securities exchange, may file this Agreement as an exhibit to any filing with the SEC, other governmental authority, or securities exchange, and may distribute any such filing in the ordinary course of its business; provided, further, that to the maximum extent allowable by the rules and regulations of the SEC, other governmental authority, or securities exchange, and except as required by applicable Laws, Avalon and Athenex shall seek to redact any confidential information set forth in such filings, and each Party shall provide a draft of the redacted version of this Agreement to the other Party no less than five (5) Business Days prior to filing with the SEC, other governmental authority, or securities exchange, and give reasonable consideration to the other Party’s comments regarding any proposed redaction.

8.3 Publications. Athenex shall not submit for written or oral publication any manuscript, abstract or the like relating to any Goods or any Licensed Service, without the prior approval or written request of Avalon. If Athenex desires to submit such publication, it shall first deliver to Avalon, for Avalon’s prior written consent, the proposed publication or an outline of the oral disclosure at least sixty (60) days prior to planned submission or presentation.

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ARTICLE 9

TERM AND TERMINATION

9.1 Term and Expiration. This Agreement shall be binding on the Parties as of the Effective Date. Thereafter, unless terminated earlier pursuant to Section 9.2 below, this Agreement shall extend until the date on which the last Licensed Patent expires or is invalidated (the “Agreement Term”). Notwithstanding the foregoing, the Agreement Term shall automatically be extended for consecutive one (1) year periods subject to the same terms and conditions set forth herein (unless agreed otherwise) unless either Party gives written notice of its intention not to extend the Agreement term: (i) at least ninety (90) days prior to the expiration date of the Avalon Patent Rights; or (ii) as soon as practically possible in the case of an invalidation claim; or (iii) at least ninety (90) days prior to the then current expiration date of the Agreement thereafter.

9.2 Early Termination of Agreement Term.

(a) Termination by Agreement.

This Agreement may be terminated in whole or in part upon mutual written agreement of the Parties.

(b) Termination by Athenex.

Athenex may terminate in whole or in part this Agreement in its sole discretion upon not less than six (6) months prior written notice of termination provided any time after the Effective Date.

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(c) Termination by Either Party.

Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement prior to expiration of the Agreement Term in the event that any of the following occurs:

(i) The other Party (as used in this subsection, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder (including a breach of the representations and warranties set forth in this Agreement), and has not cured such breach within (i) thirty (30) days after notice of such breach is provided to the Breaching Party in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith (which shall be deemed a material breach of a material obligation) or (ii) sixty (60) days after notice of such breach is provided to the Breaching Party for other cases of breach (or, if such default cannot be cured within such sixty (60) day period, if the Breaching Party does not commence and diligently continue actions to cure such default during such sixty (60) day period). The termination shall become effective at the end of the (i) thirty (30) day period in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith if the Breaching Party has not cured such breach by such date, or (ii) for other cases of breach, sixty (60) day period unless (a) the Breaching Party cures such breach during such sixty (60) day period, or (b) if such breach is not susceptible to cure within such sixty (60) day period, the Breaching Party has commenced and is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may

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not be terminated unless the Breaching Party fails to use its best commercially reasonable efforts to prevent a similar subsequent breach). The right of either Avalon or Athenex to terminate this Agreement as provided in this Section 9.2(c)(i) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.

(ii) The other Party stops or suspends payment of all or a class of its debts, becomes insolvent or sells or parts with possession of the whole or a major part of its assets or major undertaking.

(iii) An application or order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken (other than frivolous or vexatious applications, proceedings, notice or steps) for the winding up or dissolution of the other Party or for it to enter an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them.

(iv) The Parties agree in writing to terminate this Agreement.

9.3 Effect of Expiration or Termination: Survival.

(a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, including all accrued payment obligations arising under Article 5 hereof. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Articles 4, 6, 7, 8, 9 and 10 shall survive the expiration or termination of this Agreement and shall continue in effect after the date of expiration or termination for the longer of (i) five (5) years or (ii) the respective periods specified therein. Any

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expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

(b) Payments of amounts owing to Avalon under this Agreement as of its expiration or termination shall be due and payable either (i) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, thirty (30) days after the date of such expiration or termination, or (ii) to the extent such amounts cannot be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, thirty (30) days after the date at which such amounts can be calculated and a fixed sum is mutually determined.

(c) Subject to the payment of all amounts required hereunder, Athenex and its Affiliates shall have the right to sell or otherwise dispose of the stock of any Licensed Service subject to this Agreement on hand or in process of manufacture as of the expiration or termination of this Agreement. Within thirty (30) days after the effective date of termination or expiration of this Agreement, Athenex shall notify Avalon of the amount of each Licensed Service Athenex and its Affiliates then have on hand or in the process of manufacture and shall have the right to sell in the Territory (except with respect to any country in the Territory in which any Licensed Service has been withdrawn or there is no Regulatory Approval), its remaining stock of Licensed Service until all of it is sold; provided, however, the terms and conditions of this Agreement shall apply to such Licensed Service so sold. Avalon hereby grants a non-exclusive license to Athenex

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as necessary to sell such Licensed Service in the Territory, subject to payment of all related amounts due under this Agreement. Any remaining quantities of Licensed Service not sold, at Athenex’s election, may be (i) destroyed by Athenex at Athenex’s cost, (ii) sold to Avalon at Athenex’s procurement cost for such Licensed Service, or (iii) sold to customers in the Territory.

(d) Upon the termination or expiration of this Agreement, the following shall also be applicable: (i) at Avalon’s request, Athenex shall promptly transfer and return to Avalon copies of all Data, reports, records and materials in Athenex’s possession or control that relate to all Goods or Licensed Services and return to Avalon all relevant records and materials in Athenex’s possession or control containing Proprietary Information of Avalon (provided that Athenex may keep one copy of such Proprietary Information of Avalon for archival purposes only); (ii) Athenex shall transfer to Avalon ownership of any INDs, Regulatory Approvals, Drug Approval Applications and any other regulatory filings or submissions made or filed for any Licensed Service by Athenex or its designees; (iii) Avalon shall promptly return to Athenex all relevant records and materials in Avalon’s possession or control containing Proprietary Information of Athenex (provided that, Avalon may keep one copy of such Proprietary Information of Athenex for archival purposes only); and (iv) all sublicenses between Athenex and Third Parties shall survive the termination or expiration of this Agreement and shall be assigned by Athenex to Avalon.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnity. For purposes of this Article 10, “Avalon Indemnified Parties” refers to Avalon, its Affiliates and the officers, directors, employees, shareholders, agents and successors and assigns of Avalon and its Affiliates, and “Athenex Indemnified Parties” refers to Athenex, its Affiliates and officers, directors, employees, shareholders, agents and successors and assigns of Athenex and its Affiliates.

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10.2 Athenex Indemnification. Athenex shall defend the Avalon Indemnified Parties from and against all suits, claims, actions, demands, complaints, lawsuits or other proceedings, (collectively, “Claims”), that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Avalon Indemnified Parties from and against any and all Losses, that arise out of or are attributable to, (i) Athenex’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; or (ii) a material breach by Athenex of any of its obligations, representations, warranties or covenants under this Agreement; provided, however, that Athenex shall not be obligated under this Section 10.2, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Avalon.

10.3 Avalon Indemnification. Avalon shall defend the Athenex Indemnified Parties from and against all Claims, in each case that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Athenex Indemnified Parties from and against any and all Losses that arise out of such Claims that are attributable to, (i) Avalon’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; (ii) a material breach by Avalon of any of its obligations, representations, warranties or covenants under this Agreement; or (iii) any products liability based claim with respect to the Goods or any claim for injury to a Third-Person as a result of

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the Goods; provided, however, that Avalon shall not be obligated under this Section 10.3, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Athenex.

10.4 Indemnification Procedure.

(a) Each Party shall promptly notify the other Party in writing of any Claim. Concurrent with the provision of notice pursuant to this Section 10.4(a), the Indemnified Party shall provide to the other Party copies of any complaint, summons, subpoena or other court filings or correspondence related to such Claim and will give such other information with respect thereto as the other Party shall reasonably request. The Indemnifying Party and Indemnified Party shall meet to discuss how to respond to such Claim. Failure to provide prompt notice shall not relieve any Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Indemnified Parties including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.

(b) Should either Party dispute that any Claim or portion of a Claim (“Disputed Claim”) of which it receives notice pursuant to Section 10.4(a), is an indemnified Claim, it shall so notify the other Party providing written notice in sufficient time to permit such other Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such other Party shall defend against such Claim; provided, however, that such other Party shall not settle any Claim which it contends is

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an indemnified Claim without providing the Indemnifying Party ten (10) Business Days’ notice prior to any such settlement and an opportunity to assume the defense and indemnification of such Claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, the Indemnifying Party will reimburse the costs and expenses, including reasonable attorneys’ fees, of the Indemnified Party.

(c) Settlement of Indemnified Claims. The Indemnifying Party under Sections 10.2 or 10.3, as applicable, shall have the sole authority to settle any Indemnified Claim without the consent of the other Party; provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (i) admit to liability on the part of the other Party; (ii) agree to an injunction against the other Party; or (iii) settle any matter in a manner that separately apportions fault to the other Party. The Parties further agree that as part of the settlement of any Indemnified Claim, an Indemnifying Party shall obtain a full, complete and unconditional release from the claimant on behalf of the Indemnified Parties.

10.5 Insurance.

(a) Athenex shall maintain in the Territory, commencing as of the Effective Date, commercial general liability insurance (including coverage for product liability, contractual liability, bodily injury, property damage and personal injury), in form and substance reasonably satisfactory to Avalon and in accordance with reasonable industry standards, with minimum limits of $5,000,000 per occurrence or, in case of Clinical Studies, $5,000,000 per occurrence during the period when such Clinical Studies are being conducted (the “Insurance”). If such Insurance is written on a claims-made form, it shall continue for three (3) years following termination of this Agreement. The Insurance shall have retroactive date to or coinciding with the Effective Date. Notwithstanding the foregoing, Athenex may satisfy the foregoing obligation with respect to the Insurance through self-insurance.

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(b) Such Insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of all Licensed Services in and for the Territory. During the Agreement Term, Athenex shall not permit such Insurance to be reduced, expired, materially amended or canceled during the period of the Insurance and/or the Agreement without reasonable prior written notice that shall be sent by registered mail to Avalon. Upon request Athenex shall provide certificates of insurance to Avalon evidencing the coverage specified herein.

(c) Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage.

(d) The Insurance shall contain an explicit clause, stating that each Party and its insurer waive their rights of subrogation against the other Party and its directors, employees and/or any one on its behalf with respect to the Insurance. Such waiver shall not apply in the event of a malicious act.

(e) The Insurance shall be primary to any other insurance maintained by each Party and each Party hereby waives any claim or demand as to participation in any such other insurance.

(f) The Insurance shall be valid in any location worldwide regarding the activities performed by each Party hereunder (including worldwide jurisdictions) for any destination or lawsuit which will be served against the other Party.

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10.6 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE.

ARTICLE 11

MISCELLANEOUS

11.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement during the period of time when such failure or delay is caused by or results from events beyond the reasonable control of a Party, including fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

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11.2 Assignment. The Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to an Affiliate or in connection with the transfer or sale of its business or all of its assets or in the event of a merger, or consolidation upon prior written notice to the other Party only if the transferring Party warrants and ensures and the successor entity agrees to assume all (and not less than all) of the transferring Party’s responsibilities and obligations under this Agreement. Notwithstanding, any assignment permitted under this Agreement shall not relieve the transferring Party of its responsibilities for performance of its obligations under this Agreement as a primary obligor. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

11.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.4 Notices.

(a) Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement (but not including any notice required by this Agreement) shall be in writing and delivered by hand, sent by e-mail, or by overnight express mail (e.g., FedEx) to any one (I) representative designated by the Party which is to receive such written communication.

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(b) Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address, or any other notices required by this Agreement) shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service (e.g., FedEx), postage prepaid, or by facsimile or email confirmed by prepaid registered or certified air mail letter, return receipt requested, to the following addresses of the Parties (or to such other address or addresses as may be specified from time to time in a written notice), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties:

if to Athenex to:

ATHENEX THERAPEUTICS LIMITED

Unit 608-613 IC Development Centre, No. 6 Science Park West Avenue

Hong Kong Science Park, Shatin

Hong Kong

Attention: Teresa Bair, Director

Email: tbair@athenex.com

Fax No.: +1-716-800-6816

if to Avalon to:

AVALON HEPAPOC LIMITED

10/F, Fung House, 19-20 Connaught Road Central

Hong Kong

Attention: Eric Lau, Financial Controller

Email: ericlau@avalonbiomedical.com

Fax No.: +852 3706-5542

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by email facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered, and on the third Business Day following the date of mailing if sent by registered or certified air mail.

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11.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agrees that the other Party shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Agreement and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity. Any such action or proceeding shall be heard and determined in any court sitting in Singapore or other court of competent jurisdiction in the Territory, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of any inconvenient forum or alternative forum to the maintenance of any such action or proceeding, including any decision by such court regarding the substantive issues involved in the underlying dispute.

11.6 Further Assurances. Each of the Parties shall take such further actions as shall be necessary or desirable in order to effectuate the respective rights and obligations hereunder.

11.7 Applicable Law, Venue and Dispute Resolution. This Agreement shall be governed by the laws of the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Agreement. Except as provide in Section 11.5, with regard to actions of

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specific performance, all disputes which arise in connection with this Agreement and its interpretation shall be settled in amicable way between the Parties. If the dispute cannot be settled in an amicable manner, it will be settled by arbitration to be held in Republic of Singapore in conformity with commercial arbitration rules of the International Chamber of Commerce. The award rendered by arbitration shall be final and binding upon the Parties hereto.

11.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter. All express or implied agreements and understandings, either oral or written, heretofore made, including any offering letters, letters of intent, or term sheets, are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

11.9 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

11.10 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

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11.11 Headings; References. The captions to the several Articles and Sections hereof are not a part of the Agreement but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Exhibit, Schedule or Section shall, unless otherwise specifically provided, be to an Article, Exhibit, Schedule or Section of this Agreement. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to.” “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.

11.12 Interpretation. Both Parties have had the opportunity to have this Agreement reviewed by an attorney; therefore, neither this Agreement nor any provision hereof shall be construed against the drafter of this Agreement.

11.13 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to the Agreement transmitted by fax, by email in “portable document format” (“pdf’’) or by any other electronic means intended to preserve the original graphic and pictorial appearance of the Agreement shall have the same effect as physical delivery of the paper document bearing an original signature.

11.14 No Third Party Beneficiaries. Except as specifically set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ATHENEX THERAPEUTICS LIMITED

By:
Name:	Johnson Lau Yiu Nam
Title:	Director

By:
Name:	Teresa Bair
Title:	Director

AVALON HEPAPOC LIMITED

By:
Name:
Title:

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SCHEDULE 1.32

AVALON GOODS

Galactose Meter and Strip

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SCHEDULE 1.53

AVALON GOODS SPECIFICATIONS

Meter

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SCHEDULE 1.8

AVALON INTELLECTUAL PROPERTY

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